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                                                                   EXHIBIT 23.02




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Portola Packaging, Inc. of our reports dated November 18, 2003, except for Note 19, as to which the date is December 10, 2003, and
Note 17, as to which the date is May 21, 2004 relating to the financial statements and financial statement schedule, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.




PricewaterhouseCoopers LLP
Pittsburgh, PA
June 25, 2004